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Exhibit 10.8


                                 GUARANTY


                                                           Date: JANUARY, 1999


Premier Lending Corporation
63 Barrett Parkway
Marietta, Georgia 30066

Gentlemen:

For value received, and in order to induce you now or hereafter TO make loans or advances, to extend financial accommodations to, or otherwise extend credit to OPTIC SOFTWARE, INC. (hereafter together with is successors and assigns called "Borrower"), the undersigned hereby absolutely and unconditionally guarantees to you the continuing performance and the full and prompt payment of maturity of all obligations of Borrower arising out of any such loans, advances, extension of financial accommodations, extension of credit, and all other obligations of Borrower to you, however and whenever incurred or evidenced, whether direct or indirect, originally to to you or assigned to you, absolute or contingent, or due or to become due (hereafter the "Obligations"), as such Obligations are evidenced by your records, the accuracy of which records is hereby expressly stipulated to be conclusive upon the undersigned; provided, however, that immediately upon the insolvency or dissolution of Borrower or the undersigned, appointment of a receiver for the assets of Borrower or the undersigned, filing by or against Borrower or the undersigned of any proceeding under the Federal Bankruptcy Code, as amended, assignment for the benefit of creditors by Borrower or the undersigned, or breach or default by Borrower of the undersigned as to any term of any agreement between Borrower or the undersigned and you (whether originally to you or assigned to you), all Obligations shall be deemed to be immediately due and payable hereunder regardless of whether matured or unmatured in accordance with their terms at such time.

The undersigned waives notice of creation of any of the Obligations, notice of nonpayment or default by Borrower under Any of the Obligations or any agreement now or hereafter existing between Borrower and you, presentment, demand, notice of dishonor, protest, and any other notices whatever. Without limiting the generality of the foregoing, the undersigned waives notice of and consents to any modification of any of the Obligations, any waiver, any extension, renewal, or indulgence for any period or periods, whether or not longer than the original period, any settlement, compromise, surrender, or substitution or release of Borrower or any other person directly or indirectly liable for any of the Obligations or any collateral or security given by Borrower or any other person, and agrees that no action, nor any failure to exercise due diligence in collection, shall release the undersigned from any of the indebtedness than accrued or thereafter to accrue on this agreement or any part hereof. The undersigned waives the right to require you to take action against Borrower as provided for in O.C.G.A section 10-7-24. The undersigned further agrees to pay to you, as attorneys' fees, 15% of the sum of such indebtedness which shall become due to you by reason of this agreement, in the event any claim hereunder is

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referred to an attorney for collection, together with all expenses incurred in collecting the Obligations and in enforcing this agreement.

The undersigned hereby waives to the fullest extent permitted by law any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other claims cause of action, right or remedy in favor of the undersigned against Borrower or any other person or entity primarily, contingently, secondarily, directly or indirectly liable on all or any part of the Obligations, or against any collateral or other security for the Obligations, that otherwise would arise out of or result from any payment by the undersigned to you under or pursuant to this Guaranty, notwithstanding the manner or nature of such payment, including but not limited to (a) direct payment by the undersigned to you,
(b) set-off by you against any liability or deposit owed by you to the undersigned, (c) recovery by you against the undersigned or any property of the undersigned as the result of any security interest judgment, judgment lien or legal process, (d) application of the proceeds of any disposition of all or any part of any collateral pledged by the undersigned to the payment of all or any part of the Obligations, or (a) conveyance of all or any part of any such collateral to you in satisfaction of all or any part of the Obligations. The waivers set forth herein are intended by both the undersigned and you to be for the benefit of Borrower, and such waivers shall be enforceable by Borrower or any other person or entity primarily, contingently, secondarily, directly or indirectly liable an all or any part of the Obligations, or their respective successors or assigns, and shall be an absolute defense to any action by the undersigned against or any other party or to any recourse against any of their assets which arises out of or results from any payment by the undersigned TO you under or pursuant to this Guaranty.

The undersigned's liability hereunder may be considered by you either as a guaranty or agreement of surety, Any claim or demand may be made or suit filed against the undersigned before taking any action with regard to any collateral or security given to you by Borrower or any other person and before making any demand, or filing any suit, or taking any other action against Borrower or any other obligor on any of the Obligations and whether or not you shall have proceeded against any other guarantor/surety thereof. Payment of any sum or sums due to you hereunder will be made by the undersigned immediately upon demand by you.

This agreement shall bind the undersigned, his/its heirs, legal representatives, executors, administrators, successors and assigns, and shall inure to you, your successors and assigns as to all Obligations arising from transactions having their inception prior to termination; provided, however, that termination may be _________ only by written notice by the undersigned to you by certified mail of the intention of the undersigned to terminate this agreement and provided further that such termination shall apply on AS to the Obligations arising subsequent to the receipt of such notice of termination.

     The undersigned waives notice of acceptance hereof and agrees that no delay or failure on your part in the exercise of any right or remedy shall preclude other or further exercises thereof or the exercise of any other right or remedy. Time is of the essence of this agreement.

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     This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. Wherever possible each provision of this agreement shall be interpreted in such manner as to be affective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

     IN WITNESS WHEREOF, the undersigned has signed and sealed this agreement, this _________ day of January, 1999


Witness:                              C. Wayne Cape


                                                                        (SEAL)
                                      ----------------------------------


                               ACCEPTANCE

     The foregoing Guaranty is accepted in Atlanta, Georgia, this _______ day of January, 1999.



                                       PREMIER LENDING CORPORATION


                                       By:
                                           -----------------------------------

                                       Its: SENIOR VICE PRESIDENT




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